SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April  25, 2003

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

as Depositor and Master Servicer under a
Pooling and Servicing Agreement
dated as of April 1, 2003
providing for the issuance of

WASHINGTON MUTUAL MSC MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2003-MS8
(Exact name of Registrant as specified in its charter)

Delaware	333-103345-05	94-2528990
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1706
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 377-8555

ITEM 1.  Changes in Control of Registrant.   Not Applicable.

ITEM 2.  Acquisition or Disposition of Assets.   Not Applicable.

ITEM 3.  Bankruptcy or Receivership.   Not Applicable.

ITEM 4.  Changes in Registrant's Certifying Accountant.   Not Applicable.

ITEM 5.  Other Events.   Not Applicable.

ITEM 6.  Resignations of Registrant's Directors.   Not Applicable.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

The following exhibit is filed herewith:

7.1	Pooling and Servicing Agreement by and among Washington Mutual Mortgage Securities Corp., as Depositor and Master Servicer, U.S. Bank National Association, as Trustee, and Christiana Bank & Trust Company, as Delaware Trustee, dated as of April 1, 2003.

The definition of Class C-Y Principal Reduction Amounts, included as Appendix 1 to the Pooling and Servicing Agreement, and the Mortgage Loan Schedule, included as Exhibit D to the Pooling and Servicing Agreement, have been intentionally omitted from this filing. Copies may be obtained from Washington Mutual Mortgage Securities Corp. or U.S. Bank National Association by contacting, by contacting, in the case of Washington Mutual Mortgage Securities Corp.,

Laura Kelsey Master Servicing Department Washington Mutual Mortgage Securities Corp. 75 N. Fairway Drive,VHF2A01 Vernon Hills, IL 60061 Telephone: (847) 393-5198 Facsimile: (847) 549-2997

in the case of U.S. Bank National Association,

Clare M. O'Brien Global Investor Services Group Corporate Trust U.S. Bank National Association One Federal Street, Third Floor Boston, MA 02111 Telephone: (617) 603-6402 Facsimile: (617) 603-6637

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
Date: May 9, 2003	By:	/s/ Richard Careaga Richard Careaga First Vice President and Counsel